                                                                      EXHIBIT 99

         Information required by Form 11-K with respect to the Franklin Financial Employees Retirement Savings Plan for the fiscal year ended December 31, 2001.

         The following financial statements prepared in accordance with the financial reporting requirements of ERISA include the following:

         a.       Independent Auditors' Report
         b. Statement of Net Assets Available for Plan Benefits, as of December 31, 2001 and 2000
         c. Statement of Changes in Net Assets Available for Plan Benefits, for the Years Ended December 31, 2001 and 2000
         d.       Notes to Financial Statements
         e.       Schedule H - Schedule of Assets (Held at End of Year)
         f.       Schedule H - Schedule of Reportable Transactions

                          FRANKLIN FINANCIAL EMPLOYEES
                             RETIREMENT SAVINGS PLAN

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                               FRANKLIN, TENNESSEE

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

                                TABLE OF CONTENTS

Report of Independent Auditors..............................................................1

Financial Statements:

         Statements of Net Assets Available for Plan Benefits...............................2

         Statements of Changes in Net Assets Available for Plan Benefits....................3

         Notes to Financial Statements....................................................4-8

Supplemental Schedules:

         Schedule H, Line 4i - Schedule of Assets...........................................9
         (Held at end of year)

         Schedule H, Line 4j - Schedule of Reportable Transactions.........................10

                         REPORT OF INDEPENDENT AUDITORS

Plan Administrator
Franklin Financial Employees
Retirement Savings Plan
Franklin, Tennessee

We have audited the accompanying statements of net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 2001, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for plan benefits as of December 31, 2000 was audited by other auditors whose report dated June 20, 2001 expressed an unqualified opinion on that statement.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 2001, and the changes in its net assets available for plan benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the 2001 basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the 2001 basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the 2001 basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the 2001 basic financial statements taken as a whole.



                                            /s/ Crowe, Chizek and Company LLP

Brentwood, Tennessee
May 8, 2002

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 2001 AND 2000

         ASSETS:                                                              2001                2000
                                                                          -----------          ----------
         Investments - at fair value (See Note 3)                         $ 2,319,407           1,757,962
                                                                          -----------          ----------

         Receivables:
           Employee contributions and loan payments                                --                 862
           Employer contribution                                               11,807              11,679
                                                                          -----------          ----------

               Total receivables                                               11,807              12,541

           Cash                                                                 4,108              12,152
                                                                          -----------          ----------

                  Total assets                                              2,335,322           1,782,655
                                                                          ===========          ==========

         LIABILITIES:

           Benefit Claims                                                       3,511                  --
                                                                          -----------          ----------

                  NET ASSETS AVAILABLE FOR PLAN BENEFITS                  $ 2,331,811           1,782,655
                                                                          ===========          ==========

See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          YEAR ENDED DECEMBER 31, 2001

         ADDITIONS TO NET ASSETS ATTRIBUTED TO:                          2001
                                                                     ------------
               Investment income:
                  Interest                                           $      4,605
                  Dividends                                                 6,389
                  Net appreciation (depreciation) in
                     fair value of investments                               (530)
                                                                     ------------

                  Total investment income                                  10,464
                                                                     ------------

              Contributions
                  Employer                                                168,952
                  Participants                                            420,350
                  Rollover                                                 19,911
                                                                     ------------

                  Total contributions                                     609,213
                                                                     ------------

                       Total additions                                    619,677
                                                                     ------------

         DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
                  Benefits paid to participants                            65,541
                  Forfeitures                                               4,980
                                                                     ------------

                       TOTAL DEDUCTIONS                                    70,521
                                                                     ------------

         NET INCREASE                                                     549,156

         NET ASSETS AVAILABLE FOR BENEFITS:

            BEGINNING OF YEAR                                           1,782,655
                                                                     ------------

            END OF YEAR                                              $  2,331,811
                                                                     ============

See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

1.       DESCRIPTION OF PLAN

         The following brief description of the Franklin Financial Employees Retirement Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

         (A)      GENERAL

                  The Plan is a defined contribution plan covering all employees of Franklin National Bank (the Company) who have three months of service and are age twenty-one or older. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Franklin National Bank is a wholly-owned subsidiary of Franklin Financial Corporation.

         (B)      CONTRIBUTIONS

                  Each year, participants may contribute up to 15% of pretax annual income, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the option of the Company. A participant may make a contribution to the Plan, limited to the lesser of $10,500 for 2001 and 2000, or the maximum permitted contribution percentage of his or her salary. Effective January 1, 1998 all employer contributions are invested in Franklin Financial Corporation stock.

         (C)      PARTICIPANTS ACCOUNTS

                  Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings, and charged with an allocation of administrative expenses, if any. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         (D)      VESTING

                  Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings is based on years of continuous service. A participant is 100 percent vested after 3 years of service.

                  Participants automatically become fully vested, regardless of the years of service completed, upon attainment of the Plan's normal retirement age of 65, upon death, or upon disability.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

1.       DESCRIPTION OF PLAN, CONTINUED

         (E)      INVESTMENT OPTIONS

                  Upon enrollment in the Plan, a participant may direct employee contributions in any of fourteen investment options including common stock of Franklin Financial Corporation.

         (F)      PARTICIPANT LOANS

                  Participants may borrow from their fund accounts to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer to (from) the investment funds from (to) the Participant notes fund. Loan terms are limited to five years. The loan term may exceed five years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through monthly payroll deductions.

         (G)      PAYMENT OF BENEFITS

                  On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments. If a participant's account balance exceeds $5,000, no portion of the account balance will be distributed as a lump-sum without the participant's consent. For termination of service due to other reasons, a participant may receive the value of the vested interest in their account as a lump sum distribution.

         (H)      FORFEITED ACCOUNTS

                  Forfeitures of nonvested Company contributions are used to pay expenses of the Plan.

         (I)      TERMINATED PARTICIPANTS

                  Included in net assets available for benefits are amounts allocated to individuals who have elected to withdraw from the Plan, but who have not yet been paid. Amounts allocated to those participants were zero at December 31, 2001 and 2000.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      BASIS OF ACCOUNTING

                  The financial statements of the Plan are prepared on an accrual method of accounting.

         (B)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates and assumptions may change in the future and future results would differ. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation.

         (C)      INVESTMENTS

                  Investments are stated at fair value as reported by the custodian. Fair values have been determined by quoted prices on an active market. Shares of mutual funds are valued at quoted market prices which represent the net assets value of shares held by the plan at year end. In accordance with the policy of stating investments at fair value, the Plan presents the net appreciation as both realized gains or losses and unrealized appreciation (depreciation) on those investments in the statement of changes in net assets available for benefits. Purchases and sales of securities are recorded on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         (D)      PAYMENT OF BENEFITS

                  Benefits are recorded when paid.


3.       INVESTMENTS

         Investments that represent 5% or more of the Plan's net assets in either year are presented below:

                                                                                  December 31,
                                                                             2001               2000
                                                                          ---------           -------

         Aetna Investments Growth and Income Fund                         $ 316,867           336,321

         Aetna Investments Balanced Fund                                    120,311           116,529

         Aetna Investments Fixed Account                                    320,785           264,274

         Portfolio Partners MFS Emerging Equities                                --           132,777

         Fidelity VIP Equity Income Portfolio                               121,255           108,446

         Fidelity VIP Growth Portfolio                                      473,349           376,044

         Franklin Financial Corporation Common Stock                        673,858           256,294

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

3.       INVESTMENTS, CONTINUED

         During the years ended December 31, 2001 and 2000, the Plan's investments (including bought, sold, and held during the year) appreciated (depreciated) as follows:

                                                                                    December 31,
                                                                              2001                2000
                                                                          -----------          ----------
         Investments held by Aetna Life Insurance and
           Annuity Company, custodian                                     $  (192,269)           (193,109)

         Franklin Financial Corporation common stock                          191,739             (86,538)
                                                                          -----------          ----------
                                                                          $      (530)           (279,647)
                                                                          ===========          ==========

         NONPARTICIPANT - DIRECTED INVESTMENTS

         Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

                                                                                  December 31,
                                                                             2001              2000
                                                                          ---------           -------
         Net Assets:
         Franklin Financial Corporation common stock                      $ 463,136           160,272
                                                                          =========           =======

                                                       Year Ended
                                                    December 31, 2001
                                                    -----------------
         Changes in Net Assets:
             Contributions                            $  181,101
             Dividends                                     4,456
             Net appreciation                            160,387
         Benefits paid to participants                   (43,080)
                                                      ----------
                                                      $  302,864
                                                      ==========

4.       INCOME TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated November 30, 1998, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Company believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

5.       PARTY-IN-INTEREST TRANSACTIONS

         Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer and certain others. Professional fees for the administration and audit of the Plan were paid by the Plan.

                                                                                   December 31,
                                                                             2001               2000
                                                                          ---------           -------
         Aetna Funds                                                      $ 814,289           780,694
         Franklin Financial Corporation Common Stock                        673,858           256,294
         Participant Loans                                                   34,698            43,891

6.       PLAN TERMINATION

         Although it has not expressed my intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. In the event of Plan termination, participants will become 100% vested in their accounts.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 2001

         SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                                                  (c)
     (a)
                                       (b)                                  Description of                         (e)
    Party                                                                Investments including       (d)
    -in-                   Identity of Issue, Borrower,                    Maturity Date and                       Current
  interest                   Lessor or Similar Party                       Rate of Interest          Cost           Value
---------------------------------------------------------------------------------------------------------------------------
      *        Aetna Growth and Income                                   Institutional fund          N/A          $ 316,867

      *        Aetna Money Market                                           Money Market             N/A             47,500

      *        Aetna Bond                                                Institutional fund          N/A              8,826

      *        Aetna Balanced                                            Institutional fund          N/A            120,311

      *        Aetna Fixed Account #26                                   Institutional fund          N/A            320,785

               Portfolio Partners Scudder Int'l. Growth                      Mutual fund             N/A             16,146

               Portfolio Partners MFS Research Growth                        Mutual fund             N/A             23,803

               Portfolio Partners MFS Emerging Equities                      Mutual fund             N/A             80,180

               Fidelity VIP Equity Income Portfolio                          Mutual fund             N/A            121,255

               Fidelity VIP Growth Portfolio                                 Mutual fund             N/A            470,629

               Janus Aspen Growth Portfolio                                  Mutual fund             N/A             60,950

               Janus Aspen Aggressive Growth Portfolio                       Mutual fund             N/A             20,393

               Janus Aspen Worldwide Growth Portfolio                        Mutual fund             N/A              3,206

      *        Participant Loans                                            8.25% - 8.75%            N/A             34,698

      *        Franklin Financial Corporation

                     Participant-Directed                                  Employer Stock            N/A            210,722

                     Nonparticipant-Directed                               Employer Stock          $310,560         463,163
                                                                                                                 ----------
               TOTAL INVESTMENTS                                                                                 $2,319,407
                                                                                                                 ==========

* Party-in-interest to the Plan.

N/A - Information is not required since these are participant directed investments.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 2001

            SCHEDULE H, LINE 4J - SCHEDULE OF REPORTABLE TRANSACTIONS


                                                                                                               (H)

                                                                                 (F)                         CURRENT
       (A)                                                                                                  VALUE OF
                       (B)            (C)           (D)            (E)         EXPENSE           (G)          ASSET           (I)
   IDENTITY OF                                                                 INCURRED                        ON
      PARTY        DESCRIPTION     PURCHASE       SELLING         LEASE          WITH          COST OF     TRANSACTION     NET GAIN
     INVOLVED        OF ASSET        PRICE         PRICE         RENTAL      TRANSACTION        ASSET         DATE         OR (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
1)  Single Transactions

  * Franklin         Employer     $ 181,101          --             --              --       $ 181,101     $ 181,101            --
    Financial        Stock
    Corp

2)  Series of Nonsecurity Transactions

    None reportable.

* Party-in-interest to the Plan.

                               S I G N A T U R E S

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 28th day of June, 2002, by the undersigned thereunto duly authorized.

                                              FRANKLIN FINANCIAL EMPLOYEES
                                              RETIREMENT SAVINGS PLAN



                                              By: /s/ Gordon E. Inman
                                                  ------------------------------
                                                  Gordon E. Inman, Trustee
                                                  (Plan Administrator)



                                              By: /s/ Richard E. Herrington
                                                  ------------------------------
                                                  Richard E. Herrington, Trustee
                                                  (Plan Administrator)